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                                                     EXHIBIT (i)

SUTHERLAND
 ASBILL &                               1275 Pennsylvania Avenue, NW
BRENNAN LLP                              Washington, D.C. 20004-2415
Attorneys at Law                                        202.383.0100
                                                        202.637.3593
                                                      www.sablaw.com


STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet:  sroth@sablaw.com
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CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


          We consent to the reference to our firm under the heading "Legal Counsel" in the prospectuses and under "Counsel" in the statement of additional information included in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A for The GCG Trust (File Nos. 33-23512, 811-5629). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND ASBILL & BRENNAN LLP

                         By: /s/ Stephen E. Roth
                            ----------------------
                            Stephen E. Roth

Washington, D.C.
July 14, 2000




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